                                                                    Exhibit 99.2
                                                                    ------------

DAVOX CORPORATION COMPLETES MERGER WITH ANSWERSOFT, INC.

Westford, MA and Richardson, TX (May 7, 1998) -- Davox Corporation (Nasdaq:DAVX) and AnswerSoft, Inc. today announced the completion of the merger of a subsidiary of Davox with and into AnswerSoft, resulting in AnswerSoft becoming a wholly-owned subsidiary of Davox. This merger, approved by the Davox and AnswerSoft stockholders at meetings held yesterday, is a tax-free, stock-for-stock transaction which will be accounted for as a pooling-of-interests. In connection with the merger, Davox will issue approximately 2,384,452 shares of its common stock.

Commenting on the merger, Alphonse M. Lucchese, Chairman and Chief Executive Officer of Davox, said: "Our acquisition of AnswerSoft is key to our strategy to quickly enter and exploit the large inbound call center market. AnswerSoft has developed an enviable reputation for its ability to automate inbound customer interactions. We believe that the synergies between our two product lines and out shared set of corporate values will result in a robust set of products for our inbound, as well as our outbound call center customers."

AnswerSoft's management team will report directly to Davox President Louis Marianacci.

Mr. Marianacci noted that: "Davox is using a staged approach to fully integrate the strengths of AnswerSoft's product suite into its own. When complete, this fully integrated product line will deliver on the promise of a true, single platform 'universal agent' solution. No longer will call center managers have to deal with two different suppliers and methodologies for their inbound and outbound operations."

Mr. Marianacci continued: "To help ensure this continuity of product development for our combined customers, I am pleased to announce that AnswerSoft Co-Founder and Chairman, Jeanne A. Bayless will join Davox as Senior Vice President of Marketing."

Said Ms. Bayless: "Davox and AnswerSoft are known for their excellent records in deploying world class call center solutions and their shared commitment to customer satisfaction. Our goal is now to provide the most comprehensive, highly-integrated, solution available for inbound, outbound and blended call center environments."

Davox Corporation, founded in 1981, is a leading supplier of unified call center solutions for businesses involved in collection, telemarketing, telesales, customer service, fund-raising and other mission-critical customer contact activities. Its Unison family of call center management solutions combine open system, client/server, and relational database technology with sophisticated applications and superior customer support. Davox was ranked 16th in the Boston Globe's 1997 Top 100 Companies, 9th in the Boston Herald's 1997 HeraldHundred, and 23rd among the Best Small Corporations in the United States according to a 1997 article in Business Week Magazine. More information about Davox and its products and services can be obtained from the company's Web site at www.davox.com.

AnswerSoft, founded in 1993, delivers industry leading Inter-Application Automation (IAA) solutions that optimize the value of customer-to-company interactions, personalizing service for telephone and Internet customer contacts. AnswerSoft consistently delivers award-winning products based on technological breakthroughs such as smart screen pop, intelligent call routing, data mining and Internet-enabled call centers. The company's customers include:
Thomson Consumer Electronics, Compaq Computer Corporation, Gateway 2000, Sonoco, and Prudential Insurance of America. AnswerSoft was ranked 3rd among the "1997 Fast Tech 50," a premiere business award recognizing the 50 fastest-growing high technology companies in the Dallas metroplex. For further information, visit AnswerSoft's Web site at www.answersoft.com.

In addition to historical information contained herein, this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. The company's future actual results could differ materially from the forward-looking statements discussed or implied herein because of risks or uncertainties including, but not limited to, the difficulty of integrating the two companies, the potential failure to achieve the beneficial synergies expected to result from the merger, risks associated with competition and competitive pricing pressures, technological change, new product introduction and market acceptance, the ability of Davox to attract and retain key personnel, general economic conditions in the United States and worldwide markets served by Davox, and those other factors discussed from time to time in Davox's public reports filed with the Securities and Exchange Commission, such as those discussed under "Certain Factors That May Affect Future Results" in Davox's quarterly reports on Form 10-Q and annual report on Form 10-K, and the section entitled "Risk Factors" in the Company's recently filed Form S-4.


NOTE: Davox and Unison are registered trademarks and LYRICall and IN/UNISON are trademarks of Davox Corporation. AnswerSoft is a registered trademark and Concerto is a trademark of AnswerSoft, Inc.